As of 7/18/01

AMENDED AND RESTATED

BYLAWS

OF

BANCORP CONNECTICUT, INC.
(the "Corporation")

ARTICLE I.

Offices

     1.     Location. The principal office of the Corporation shall be located in Southington, Connecticut or at such place within or without the State of Connecticut as the Corporation's Board of Directors (the "Board") may determine from time to time.

ARTICLE II

Stockholders' Meetings

     1.     Place of Meetings. Every meeting of the stockholders of the Corporation shall be held at the principal office of the Corporation, or at such other place either within or without the State of Connecticut as shall be specified in the notice of said meeting given as hereinafter provided.

     2.     Annual Meeting. The annual meeting of the stockholders shall be held on such day and at such time and place in the month of May or other month of each year as the Board may determine from time to time as stated in the notice of such meeting. At such meetings, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting. Failure to hold an annual meeting as herein prescribed shall not affect otherwise valid corporate acts. In the event of such failure, a substitute annual meeting may be called in the same manner as a special meeting.

     Except for nominations of directors as provided in Article III, Section 2 of these Bylaws, business is properly brought before an annual meeting if it is (a) specified in the notice (or any supplement thereto) of meeting given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (the "Secretary"). To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 20 days nor more than 130 days prior to the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedure set forth in this paragraph. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     3.     Special Meetings. Special meetings of the stockholders shall be called in accordance with the provisions of the Certificate of Incorporation.

     4.     Notice of Meetings. Notice of the time and place of all annual and special meetings of stockholders and the purpose thereof shall be hand delivered or mailed, postage prepaid, by or at the direction of the Secretary, not less than ten (10) nor more than sixty (60) days before such meeting, to each stockholder of record and at such address as shall appear on the books of the Corporation. Whenever notice is required to be given to any person, a written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein, and filed with the Secretary, shall be equivalent to the giving of such notice. Any stockholder who attends any stockholders' meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to have waived such notice. Failure of any stockholder to receive notice of any meeting shall not invalidate the meeting.

     5.     Quorum. To constitute a quorum for the transaction of business at any meeting of stockholders, there must be present, in person or by proxy, the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereat. The stockholders present at a duly held meeting at which a quorum was present may continue to transact business notwithstanding the withdrawal of enough shares to leave less than a quorum.

     6.     Adjournment of Meetings. The holders of a majority of the voting power of the shares present and entitled to vote, whether or not a quorum is present, may adjourn any meeting to such future time as may be agreed. Notice of such adjournment shall be given to the stockholders not present or represented at the meeting.

     7.     Voting Requirements. Except as may be otherwise specifically provided in these Bylaws, in the Certificate of Incorporation, or in any applicable law, the affirmative vote, at a meeting of stockholders duly held and at which a quorum is present, of a majority of the voting power of the shares present or represented at such meeting which are entitled to vote on the subject matter shall be the act of the stockholders.

     8.     Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at a meeting of stockholders, or entitled to receive a payment of any dividend, the Board may set a record date which shall not be a date earlier than the date on which such action is taken by the Board or the date upon which the resolution fixing the record date is adopted by the Board, nor more than sixty (60) nor less than ten (10) days before the particular event requiring such determination is to occur. If no record date is fixed by the Board, the close of business on the date which is the day next preceding the date on which the notice of the meeting is mailed shall be the record date for determination of stockholders entitled to vote at such meeting, and the date on which the resolution of the Board declaring a dividend or other distribution or allotment of any rights is adopted shall be the record date for determination of stockholders entitled to receive such dividend or other distribution or allotment.

     9.     Proxies. At all meetings of stockholders, any stockholder entitled to vote may vote either in person or by proxy. All proxies shall be in writing, signed and dated and shall be filed with the Secretary before or at the time of the meeting. No proxy shall be valid for more than eleven (11) months after its execution, unless otherwise provided therein and in no event shall a proxy be valid for more than ten (10) years after its execution.

     10.     Committee on Proxies. The Board, in advance of any stockholders' meeting, shall appoint three Inspectors to act as a Committee on Proxies and as Tellers at the meeting or any adjournment thereof. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the presiding officer. The Inspectors shall receive and take in charge the proxies and ballots, shall decide all questions concerning the qualification of voters, the validity of proxies and the acceptance or rejection of votes, and shall count the ballots cast and report to the presiding officer the result of the vote.

     11.     Presiding Officer. The Chairman of the Board, or, if there is no Chairman, such director as the Board may designate, shall preside over all meetings of the stockholders.

     12.     Number of Votes for Each Stockholder. Each stockholder shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation as of the record date unless, and except to the extent that, voting rights of shares of any class are increased, limited, or denied pursuant to the Certificate of Incorporation.

ARTICLE III

Board of Directors

     1.     Authority and Term of Office. The business, property and affairs of the Corporation shall be managed by, and under the direction of, the Board. The number of directors of the Corporation, exclusive of directors who may be elected by a separate vote of the holders of then outstanding shares of any class or series of Preferred Stock (the "Preferred Stock Directors") shall be not less than 7 and not more than 15 as provided in the Certificate of Incorporation. The initial board shall consist of 12 members. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board adopted by not less than two-thirds of the directors then in office. Directors need not be residents of Connecticut. Effective at the 2002 annual meeting of the Corporation and for the election of members of the Board of Directors at and thereafter, no individual shall stand for election or reelection as a director if she or he will be, at the time of his or her election or reelection, over 70 years of age.

     2.     Nominations. Subject to any rights of the holders of Preferred Stock to elect directors under specified circumstances, only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders by or at the direction of the Board, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this paragraph. Such nominations by a stockholder shall be made only if written notice of such stockholder's intent to make such nomination or nominations has been given to the Secretary, delivered to or mailed and received at the principal executive offices of the Corporation not less than 20 days nor more than 130 days prior to the meeting. Such stockholder's notice shall set forth (1) as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to applicable law and regulations (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (2) as to the stockholder giving the notice, (a) the name and address, as they appear on the Corporation's books, of such stockholder, (b) the class and number of shares of the Corporation which are beneficially owned by such stockholder, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholders. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary that information which would be required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with this paragraph, and the defective nomination shall be disregarded.

     3.     Vacancies. Except as otherwise fixed by or pursuant to the provisions of the Preferred Stock, if any, to elect additional directors under specified circumstances, vacancies in the Board resulting from any increase in the number of directorships or any vacancies resulting from death, resignation, disqualification, removal from office or other cause shall be filled for the unexpired term by a majority vote of the directors then in office even though such remaining directors may be less than a quorum of the Board and such majority may be less than a quorum. Any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he has been elected expires and until such director's successor shall have been elected and qualified or until his earlier resignation or removal.

     4.     Removal of Directors. Subject to the rights of the holders of the Preferred Stock to elect directors under specified circumstances, any director may be removed from office at any time in accordance with the provisions of the Certificate of Incorporation.

     5.     Election of Officers. The annual meeting of the directors shall be held immediately after the annual meeting of the stockholders, or at another time as determined by the Board, at which meeting the Board shall elect the officers of the Corporation.

     6.     Report of Results. The Board shall at each annual meeting of the stockholders report the results of the Corporation's operations during the preceding year and its financial condition at the close of such year.

     7.     Meetings. The Board shall hold its meetings at least monthly at the principal office of the Corporation or at such place or places within or without the State of Connecticut as it may determine from time to time.

     8.     Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the President, or in writing by at least five (5) of the directors. Notice thereof, oral or written, specifying the date, time, place and object of such meeting, shall be given to each director at least two (2) days prior to such meeting. Such notice shall be deemed to be given at the time when the same is received by the person being notified. If notice is given by mail, the Secretary shall address notices to the directors at their usual place of business or such address as may appear on the Corporation's books.

     9.     Waiver of Notice. Whenever notice is required to be given to any person, a written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein, and filed with the Secretary, shall be equivalent to the giving of such notice. If any director present at a meeting of the Board does not protest the lack of proper notice prior to or at the commencement of the meeting, he shall be deemed to have waived notice of such meeting.

     10.     Action by Directors Without a Meeting. Any resolution in writing concerning action to be taken by the Corporation, which resolution is approved and signed by all of the directors, severally or collectively provided the number of such directors constitutes a quorum for such action, shall have the same force and effect as if such action were authorized at a meeting of the Board duly called and held for that purpose, and such resolution together with the directors' written approval thereof shall be recorded by the Secretary in the minute book of the Corporation.

     11.     Telephonic Participation in Directors Meetings. A director or member of a committee of the Board may participate in a meeting of the Board or of such committee by means of a conference telephone or similar communications equipment enabling all directors participating in the meeting to hear one another, and participation in such a meeting shall constitute presence in person at such meeting.

     12.     Quorum and Voting Requirement. The holders of a majority of the directorships shall constitute a quorum for the transaction of business at all meetings of the Board. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless a higher percentage vote is required by law, the Certificate of Incorporation, or these Bylaws.

     13.     Voting. At meetings of the Board, each director shall have one vote on each matter or question presented to the Board.

     14.     Committees; Appointment and Authority. The Board, by resolution adopted by the affirmative vote of directors holding a majority of the directorships, may designate two or more directors to constitute an Executive Committee, and may designate, in such manner, two or more directors to constitute any other committee or committees. Such committees shall have and may exercise all such authority of the Board as shall be provided in such resolution and as may be permitted by law.

     15.     Compensation of Directors. The Board shall have authority to fix fees of directors, including a reasonable allowance for expenses actually incurred in connection with their duties.

     16.     Indemnification. The Corporation shall provide indemnification to its officers, directors, employees and to such other persons specified in the Delaware General Corporation Law, as amended from time to time, to the full extent permitted or required of corporations subject to such Law.

     17.     Honorary Directors. The Board, by resolution adopted by the affirmative vote of directors holding a majority of the directorships, may elect as Honorary Directors any former director who, as a result of the age limitation prescribed by these Bylaws, is disqualified from re-election to such office. Honorary Directors shall have such privileges as the Board shall, by resolution duly adopted, from time to time determine. Honorary Directors shall not be counted in the determination of a quorum at any meeting, and shall have no right to vote at any meeting. The Board may, by resolution, fix the tenure and duties of such Honorary Directors.

ARTICLE IV

Officers

     1.     Titles, Election, and Duties. At the annual meeting of the directors, the Board shall elect a President, a Treasurer and a Secretary. The directors may, in addition to the foregoing, at the annual or any other directors meeting, appoint any other officers the appointment of which they deem expedient or necessary, including without limitation a Chairman of the Board, one or more Vice Chairmen of the Board, and one or more Vice Presidents. The officers need not be stockholders of the Corporation. The duties of the officers of the Corporation shall be such as are imposed by these Bylaws and from time to time prescribed by the directors. All officers of the Corporation shall serve at the pleasure of the Board unless the Corporation enters into a written contract with an officer specifying a different term of office.

     2.     Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the stockholders of the Corporation and the Board and shall be a member of all committees of the Board.

     3.     Vice Chairman of the Board. The Vice Chairman of the Board, if any, in the absence of the Chairman of the Board, shall have all the powers and duties of the Chairman of the Board. In the absence of the Chairman of the Board, the Vice Chairman shall preside at meetings of the stockholders of the Corporation and of the Board. He shall do and perform such other duties as may be assigned to him from time to time by the Board. In the absence of the Chairman and the Vice Chairman, the Board shall elect a Chairman pro tempore from among its members who shall preside at such meeting and perform such duties as designated by the Board.

     4.     President. The President shall, subject to the direction of the Board, be the chief executive officer of the Corporation. He shall exercise general supervision and direction over the business and affairs of the Corporation, and shall do and perform such other duties as from time to time may be assigned to him by the Board.

     5.     Treasurer. The Treasurer shall, subject to the direction of the Board, have the custody of all the personal property and securities of the Corporation, and shall render to the directors, when required by them, a full report of the transactions of the Corporation and of his official acts, and shall do and perform such other duties as from time to time may be assigned to him by the Board or the President.

     6.     Secretary. The Secretary shall keep the minutes of all meetings of the stockholders of the Corporation and of the Board, shall have charge of the seal of the Corporation and in general perform all the duties incident to the office and such other duties as from time to time may be assigned by the Board or the President.

     7.     Powers of Officers. The President, any Vice President, the Treasurer and the Secretary individually shall have the power, when debts are paid in full to the Corporation, to surrender and release any security no longer required to be held for such debt, and, to that end, for and on behalf of and in the name of the Corporation, under its seal, to execute and deliver proper quit-claim deeds, releases and other appropriate instruments therefor, and, further, shall have the power, upon the authorization of the Board, to execute any other deed, release, or appropriate instrument relating to any property, real or personal, in which the Corporation has or may have an interest.

     8.     Depository Accounts. Depository banks shall be such as are designated by the Board in conformity with law, and all accounts in such banks shall stand in the name of and to the credit of the Corporation. All checks and drafts drawn by or on behalf of the Corporation on any such depository bank shall be signed by such officers or employees and in such manner as from time to time may be prescribed by the President.

     9.     Compensation. The salaries of all officers shall be fixed by the Board or in such manner as they shall from time to time determine.

ARTICLE V

Stock

     1.     Issuance by the Board of Directors. The Board may issue at one time, or from time to time, all or a portion of the authorized but unissued shares of the capital stock of the Corporation, including treasury stock, as in their opinion and discretion may be deemed in the Corporation's best interests and in accordance with applicable law. The Board may accept in consideration for such shares, money and other property of any description actually received by the Corporation, provided that such consideration equals or exceeds in value the par value of said shares, if any, and that the consideration is legally acceptable for the issue of said shares.

     2.     Certificates of Stock. Certificates of stock shall be in a form adopted by the Board and shall be signed by the President or the Vice President and by the Secretary or Assistant Secretary, or by facsimile signature of any or all of the foregoing, and shall carry the corporate seal. All certificates shall be consecutively numbered, and the name of the person owning the shares represented thereby, the consideration for which such shares were issued, the number of such shares and the date of issue shall be entered on the Corporation's books.

     3.     Transfer of Stock. Shares of stock shall be transferred only on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender of the certificate of stock properly endorsed. The Corporation shall issue a new certificate to the person entitled thereto for all shares surrendered.

     4.     Cancellation of Certificates. All surrendered certificates properly endorsed, shall be marked "canceled" with the date of cancellation and a notation of such cancellation made in the stockholder book.

     5.     Lost Certificates. The President or an officer designated by the President or by the Board may, in case any share certificate is lost, stolen, destroyed or mutilated, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including reasonable indemnification of the Corporation, as the Board shall determine, and notation of the transaction made in the stockholder book.

     6.     Closing of Stock Transfer Book. The stock transfer book may be closed, if so ordered by the Board, for a period not exceeding twenty (20) days before any dividend payment date or any meeting of the stockholders.

ARTICLE VI

Finance and Dividends

     1.     Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year.

     2.     Dividends. Dividends may be voted by the directors as prescribed by applicable law, as from time to time amended. Such dividends will be payable to stockholders of record at the close of business on such subsequent days as the directors may designate and to be paid on a named day not more than seventy (70) days thereafter, and the directors may further close the transfer books during the period from the day as of which the right to such dividend is determined through the day upon which the same is to be paid. No dividend shall be paid unless duly voted by the directors of the Corporation and the name of each director voting for any dividend shall be entered by the Secretary on the records of the Corporation. Dividends may be paid in cash, property, or shares of the Corporation.

ARTICLE VII

Amendment of Bylaws

     These Bylaws may be altered or amended (1) by the Board at any meeting by a majority vote of the entire Board or (2) at any meeting of the stockholders, whether annual or special, by a majority in interest of the stock entitled to vote provided, with respect to (2), that in order to amend or repeal or to adopt any provision inconsistent with Article II, Article III (other than sections 5, 6, 7, 9, 14, and the last sentence of section 1, thereof) or this Article VII there shall be required, in addition to any vote required by law, these Bylaws, or the Certificate of Incorporation (i) the affirmative vote of the holders of at least eighty (80) percent of the voting power of all of the issued and outstanding shares of the Corporation then entitled to vote for the election of directors, and (ii) if there is an "Interested Stockholder" (as that term is defined in the Certificate of Incorporation), the affirmative vote of two-thirds of the voting power of all of the issued and outstanding shares of the Corporation entitled to vote for the election of directors held by stockholders other than the Interested Stockholder.

     Any changes in the Bylaws made by the Board between meetings of the stockholders shall be reported to the stockholders at the next annual meeting. Any notice of a meeting of the stockholders or the Board at which the Bylaws are to be altered or amended shall include notice of such proposed action.